Exhibit 99.1

           KENSEY NASH REPORTS THIRD QUARTER FISCAL YEAR 2006 RESULTS
                  AT HIGH END OF PREVIOUSLY ANNOUNCED ESTIMATES

    EXTON, Pa., April 24 /PRNewswire-FirstCall/ -- Kensey Nash Corporation (Nasdaq: KNSY) today reported results for its third quarter of fiscal year 2006, which were at the high end of previously announced estimates.

    Third Quarter Results. Third quarter pro forma diluted earnings of $0.21 per share, excluding facility transition charges and equity compensation expense (see below), were at the high end of previously announced expectations of $0.19 to $0.21 per share and represented 75% sequential growth over pro forma earnings per share for the December 2005 quarter. Reported diluted earnings per share for the quarter was $0.15. Total revenues increased 6% to $15.7 million, for the third fiscal quarter, exceeding the Company's guidance range of $14.8 to $15.5 million, compared to $14.8 million in the comparable quarter of the prior fiscal year. Total net sales were stronger than expected and increased 6% year over year and 25% sequentially to $10.0 million compared to $9.4 million in the prior year period and $8.0 million in the December 2005 quarter. Royalty income increased 5%, to $5.7 million from $5.4 million in the prior year comparable period. Royalty income included $4.9 million in Angio-Seal(TM) royalties, up 2% from the comparable quarter of the prior fiscal year, and $777,000 in royalties from Orthovita (Nasdaq: VITA), up 36% from the prior year period.

    During the quarter, the Company recognized both accelerated depreciation charges of $454,000 and moving costs of $59,000 related to its transition to a new facility. In addition, equity compensation expense of $649,000 was recorded, as is now required by the applicable accounting rules. On a pro forma basis, excluding these charges, earnings per share of $0.21 compared to $0.26 as reported in the prior year comparable period.

    The following chart summarizes the results for the Company for the three months ended March 31, 2006 compared to the prior year period, the three months ended March 31, 2005, as well as the sequential period, the three months ended December 31, 2005. See attached schedules for the detailed reconciliation between the non-GAAP and reported GAAP results.



                                             Three months ended        Year over     Three months
                                                 March 31,            ----------        ended
                                        ---------------------------      Year %      December 31,    Sequential
($ millions, except per share data)         2006           2005          Change          2005         % Change
------------------------------------    ------------   ------------   ------------   ------------   ------------
Net Sales                               $       10.0   $        9.4              6%  $        8.0             25%
Royalty Income                          $        5.7   $        5.4              5%  $        5.7              1%
Total
 Revenues                               $       15.7   $       14.8              6%  $       13.6             15%
Income (Loss) from Operations,
 As Reported                            $        2.2   $        4.2            (48)% $       (0.9)           n/a
Adjust for:
  Facility Transition Charges           $        0.5              -            n/a   $        1.9            n/a
  Equity
   Compensation Expense                 $        0.6              -            n/a   $        0.6            n/a
Income from Operations, Pro forma       $        3.4   $        4.2            (20)% $        1.7             95%
Earnings (Loss) Per Share,
 As Reported                            $       0.15   $       0.26            (44)% $      (0.05)           n/a
Earnings Per Share, Pro forma           $       0.21   $       0.26            (19)% $       0.12             75%

    Biomaterials Update. Net sales of orthopaedic products, which were $5.6 million in the third quarter of fiscal 2006, increased 13% over the prior year third quarter and 46% sequentially, which the Company believes signals the anticipated return to growth in this business. Orthopaedic sales included $3.1 million of sales to Arthrex, Inc., representing a 9% increase over the December quarter but a 7% decrease over the prior year comparable quarter. Sales of Vitoss(R) Foam(TM) products to Orthovita, Inc. were $1.2 million, an increase over the December quarter sales of 86%, or $575,000, but an 11% decrease compared to $1.4 million in the prior year period. As anticipated and previously reported by the Company, this decrease from prior year sales to Orthovita was related to Orthovita Vitoss Foam(TM) product launches for which a large volume of products was shipped to Orthovita and, for some products, continues to flow through the distribution channels. As evidenced by the third quarter sales, the Company is beginning to see a return to growth in its quarterly shipments to Orthovita. Meanwhile, Orthovita's end-user sales of the Vitoss(R) Foam(TM) products increased 44% over the prior year comparable quarter, indicating the increased acceptance of the products in the marketplace. The primary year-over-year growth driver for the quarter was sales to new customers, which accounted for sales of $1.1 million. The Company believes that the launch of new products in the current quarter and continued growth with both existing and new customers during the remainder of fiscal 2006 and into fiscal 2007 will continue to diversify the Company's revenue base in the orthopaedic sector.

    Net sales of cardiology products during the quarter were $3.3 million, a 19% decline from the prior year and a 6% decrease sequentially over the second quarter of fiscal 2006. These decreases related strictly to the timing of shipments of the Angio-Seal collagen plug and anchor components to St. Jude Medical. Sales of the collagen component for the Angio-Seal, under the exclusive supply agreement with St. Jude Medical, decreased 12% from the prior year and 13% sequentially. Sales of the anchor component decreased 29% from prior year due to exceptionally large orders during the third fiscal quarter of 2005, however increased 26% sequentially over the December quarter.

    Endovascular Update. Net sales of endovascular products were $204,000 during the quarter, and included $130,000 of U.S. sales through the Company's endovascular direct sales force selling the TriActiv(R) Embolic Protection System and the recently FDA approved QuickCat(TM) Extraction Catheter. The Company's QuickCat(TM) Extraction Catheter, launched in mid-March, has been well received in the marketplace.

    The QuickCat(TM) device is one product in the Company's plan for product line expansion, which also includes a second-generation embolic protection device, the TriActiv FX(R) system, which not only has best-in-class clinical data but also enhances ease of use. In addition, a new thrombectomy product, the ThromCat(TM) Thrombectomy Catheter System, a fully disposable, easy to use mechanical device designed to remove moderate to heavy burdens of clot from the vasculature should be commercially available soon. Both U.S. FDA clearance and European CE Mark approval are anticipated during the fourth quarter of fiscal 2006.

    The Company is also making progress on the expansion of indications of its TriActiv(R) Embolic Protection System. The Company is nearing enrollment completion in a U.S. pilot study of its TriActiv(R) ProGuard(TM) System in the carotid anatomy. The TriActiv(R) ProGuard(TM) System incorporates a Local Flush and eXtraction (LFX) technology designed for use in branched arteries, such as those of the carotid blood vessels. The Company anticipates enrollment completion in this study as well as in a European CE Mark study of the ProGuard(TM) system in the very near term. Approval in Europe is anticipated by December 2006. The carotid market represents an important annual market opportunity of over 500,000 people who suffer from carotid artery disease.

    CEO Comments on Results. "We are very pleased by the acceleration in the biomaterials business that we are experiencing with both Arthrex and Orthovita, combined with the addition of new customers utilizing our biomaterials capabilities," commented Joseph W. Kaufmann, President and CEO of Kensey Nash Corporation. "This return to growth in the biomaterials business in conjunction with recent and upcoming launches of internally developed products in our endovascular business are all indicators for future significant growth for Kensey Nash."

    Year-to-Date Results. Total revenues for the nine months ended March 31, 2006 were $42.0 million compared to $45.1 million in the prior year period. Net sales were $25.4 million down 14% from $29.7 million in the comparable nine months of the prior fiscal year. Royalty income increased 9% to $16.6 million from $15.2 million. Royalty income included $14.5 million in Angio- Seal(TM) royalties, up 7% from the comparable period of the prior fiscal year, and $2.1 million in royalties from Orthovita, up 29% from the prior year period.

    As described above, the Company recognized accelerated depreciation charges of $3.8 million and moving costs of $329,000 as well as equity compensation expense of $1.7 million during the nine months ended March 31, 2006. On a pro forma basis, excluding these charges, diluted earnings per share were $0.42 compared to $0.79 as reported in the prior year comparable period. The reported diluted earnings per share for the nine-month period of fiscal 2006 was $0.09.

    The following chart summarizes the results for the Company for the nine months ended March 31, 2006 compared to the nine months ended March 31, 2005. See attached schedules for the detailed reconciliation between the non-GAAP and reported GAAP results.

                             Nine months ended      Year
                                  March 31,         over
                            -------------------   --------
($ millions, except                                Year %
per share data)               2006       2005      Change
-------------------------   --------   --------   --------
Net Sales                   $   25.4   $   30.0        (14)%
Royalty Income              $   16.6   $   15.2          9%
Total Revenues              $   42.0   $   45.1         (7)%
Income from Operations,
  As Reported               $    0.5   $   12.8        (96)%
Adjust for:
  Facility Transition
   Charges                  $    4.1          -        n/a
  Equity Compensation
   Expense                  $    1.7          -        n/a
Income from Operations,
 Pro forma                  $    6.3   $   12.8        (50)%
Earnings Per Share,
 As Reported                $   0.09   $   0.79        (89)%
Earnings Per Share,
 Pro forma                  $   0.42   $   0.79        (47)%

    Cash and investments on Kensey Nash's balance sheet as of March 31, 2006 were $27.7 million, total assets were $117.5 million, stockholders' equity was $107.6 million and no debt was reported.

    Facility Transition Plan. In conjunction with its move to a new 198,000-square-foot facility, the Company is recording an acceleration of depreciation charge related to the abandonment of leasehold improvement assets at its four leased facilities, which has been phased throughout fiscal year 2006. The total value of assets to be abandoned was $4.9 million at April 30, 2005 of which a charge of $813,000 was recorded in the prior fiscal year. During the three and nine months ended March 31, 2006, the Company recorded a pre-tax $454,000 and $3.8 million, or $0.03 and $0.22 per share tax effected, charge for the acceleration of depreciation, respectively. The Company will record the remaining acceleration of depreciation charge of $324,000, during the next fiscal quarter. In addition, moving charges associated with the transition to the new facility of approximately $330,000, or $0.02 per share tax-effected were incurred during the Company's second and third fiscal quarter. It is anticipated that moving costs to transition the remaining employees, furniture and equipment to the new facility during the fourth quarter of fiscal 2006 will cost approximately $140,000 to $190,000. The Company successfully completed the transition of the entire manufacturing operation to the new facility during the second quarter of fiscal 2006.

    Equity Compensation Expense. Since the quarter ended September 30, 2005, the Company has been accounting for equity compensation under the provisions of Statement of Financial Accounting Standards No. 123(R), which requires the cost of share-based payment transactions to be recognized in the financial statements. The Company recorded a charge of $649,000 and $1.7 million, or $0.04 and $0.10 per share tax effected, for equity compensation for the three and nine-month periods ended March 31, 2006, respectively. The Company estimates a total fiscal year 2006 equity compensation charge of $2.4 million (or $0.13 per share tax effected).

    Fourth Quarter Fiscal 2006 Forecast. The Company's expectations for the fourth fiscal quarter are net sales in a range of $11.0 to $11.5 million, royalties in a range of $5.8 to $6.1 million and earnings per share on a pro forma basis to be in a range of $0.24 to $0.26. As reported earnings per share is forecasted at $0.20 to $0.22, including estimated facility transition costs and equity compensation expenses of $499,000 and $645,000, respectively. Due to the recent U.S. launch of the QuickCat(TM) device, uncertainties related to the timing of approvals related to outstanding submissions for U.S. FDA 510(k) and European CE Mark clearance for new endovascular products, and the success of approved products in the marketplace, the Company will not be providing detailed guidance beyond the fourth quarter at this time.

    Conference Call and Webcast. A live webcast of the third quarter fiscal year 2006 conference call will be broadcast April 24, 2006 at 9:00 AM Eastern Daylight Time. Please visit the financial information page at http://www.kenseynash.com for the link. To participate in the conference call, interested parties may call 1-612-332-0107. The teleconference call will also be available for replay starting Monday, April 24, 2006 at 12:30 p.m. Eastern Daylight Time through Monday, May 1, 2006 at 11:59 p.m. Eastern Daylight Time by dialing 1-800-475-6701 with an access code of 825913.

    About Kensey Nash Corporation. Kensey Nash Corporation is a leading medical technology company providing innovative solutions and technologies for a wide range of medical procedures. The Company provides an extensive range of products into multiple medical markets, primarily in the endovascular, sports medicine and spine markets. Many of the products are based on the Company's significant expertise in the design, development, manufacturing and processing of absorbable biomaterials, which has led to partnerships to commercialize technologies. Recently, the Company has created an endovascular division to launch its novel TriActiv(R) Embolic Protection System, a device designed to prevent debris from traveling downstream from the treatment site during stenting procedures. Kensey Nash is bringing several versions of the device to market, including the TriActiv FX(R) and TriActiv(R) ProGuard(TM) Systems, and has also launched the QuickCat(TM) Extraction Catheter as a new endovascular product. The ThromCat(TM) Thrombectomy System clearance is pending at the FDA. Kensey Nash is also known as a pioneer in the field of arterial puncture closure, as the inventor and developer of the Angio-Seal(TM) Vascular Closure Device, which is licensed to St. Jude Medical, Inc.

    Cautionary Note for Forward-Looking Statements. This press release contains forward-looking statements that reflect the Company's current expectations about its prospects and opportunities including the Company's guidance regarding operating results for the fourth quarter of fiscal 2006. The Company has tried to identify these forward looking statements by using words such as "expect," "anticipate," "estimate," "plan," "will," "forecast," "believe," "guidance," "projection" or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties, and other important factors could cause the Company's actual results to differ materially from those in the forward-looking statements including, without limitation, the ability of the Company and its customers to obtain necessary regulatory approvals (including future regulatory approvals for the TriActiv(R) and thrombectomy product pipelines) and the timing thereof, the Company's dependence on three major customers: St. Jude Medical, Arthrex and Orthovita, St. Jude Medical's success in marketing the Angio-Seal(TM) device, Orthovita's success in selling co-developed products, demand for and the Company's ability to develop and manufacture biomaterial products, including Angio-Seal(TM) components, sales and marketing success of the TriActiv(R) System, and competition from other technologies in the marketplace. For a more detailed discussion of these and other factors, please see the Company's SEC filings, including the disclosure under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

                       - FINANCIAL INFORMATION TO FOLLOW -

                             KENSEY NASH CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                  Three Months Ended March 31,      Nine Months Ended March 31,
                                 -----------------------------    ------------------------------
                                      2006            2005            2006             2005
                                 -------------   -------------    -------------    -------------
Revenues:
    Net sales                    $   9,963,727   $   9,365,150    $  25,424,448    $  29,664,812
    Research and
     development                             -               -                -          253,292
    Royalty income                   5,711,798       5,425,668       16,604,214       15,170,825
         Total revenues             15,675,525      14,790,818       42,028,662       45,088,929
Operating costs and
 expenses:
    Cost of products
     sold                            4,545,175       3,856,404       14,586,672       12,206,764
    Research and
     development                     4,635,501       3,636,957       14,499,053       11,755,406
    Selling, general and
     administrative                  4,301,450       3,101,907       12,445,351        8,365,363
         Total operating
          costs and
          expenses                  13,482,126      10,595,268       41,531,076       32,327,533
Income from operations               2,193,399       4,195,550          497,586       12,761,396
Interest and other
 income, net                           244,055         353,073          863,929          994,833
Pre-tax income                       2,437,454       4,548,623        1,361,515       13,756,229
Income tax expense                     649,820       1,364,587          312,492        4,126,869
Net income                       $   1,787,634   $   3,184,036    $   1,049,023    $   9,629,360
Basic earnings per share         $        0.16   $        0.28    $        0.09    $        0.84
Diluted earnings per
 share                           $        0.15   $        0.26    $        0.09    $        0.79

Weighted average common
 shares outstanding                 11,477,601      11,377,587       11,470,282       11,421,073

Diluted weighted average
 common shares
 outstanding                        12,263,183      12,199,697       12,287,701       12,218,812

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                         March 31,       June 30,
                                            2006           2005
                                       -------------   -------------
Assets
Current assets:
     Cash, cash equivalents and
      investments                      $  27,665,575   $  44,889,435
     Trade receivables                     5,953,734       7,863,940
     Other receivables                     6,859,705       6,594,240
     Inventory                             7,614,648       5,657,791
     Prepaids and other assets             1,481,869       3,568,141
     Deferred tax asset, current           1,739,696         656,047
          Total current assets            51,315,227      69,229,594
Property, plant and equipment, net        58,916,394      38,607,641
Acquired patents and proprietary
 rights, net                               3,940,032       4,515,583
Deferred tax asset, non-current                    -          37,347
Goodwill                                   3,284,303       3,284,303
Total assets                           $ 117,455,956   $ 115,674,468

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued
      expenses                         $   8,354,090   $  10,811,430
     Deferred revenue                        195,827         271,681
          Total current liabilities        8,549,917      11,083,111
Long term portion of deferred
 revenue                                     653,098         738,719
Deferred tax liability, non-current          695,862               -
Total stockholders' equity               107,557,079     103,852,638
Total liabilities and stockholders'
 equity                                $ 117,455,956   $ 115,674,468

                 Non-GAAP Financial Measures and Reconciliations

  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

                             KENSEY NASH CORPORATION
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
              ADJUSTED INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                       Non-GAAP Adjustments
                                 ---------------------------------------------------------------
                                                  Acceleration
                                  As Reported         of                             Pro forma
                                  Three Months    Depreciation       Equity        Three Months
                                     Ended        and Moving       Compensation        Ended
                                   March 31,         Costs           Expense         March 31,
                                     2006            2006             2006             2006
                                 -------------   -------------    -------------    -------------
Revenues:
    Net sales                    $   9,963,727   $           -    $           -    $   9,963,727
    Research and
     development                             -               -                -                -
    Royalty income                   5,711,798               -                -        5,711,798
         Total revenues             15,675,525               -                -       15,675,525
Operating costs and
 expenses:
    Cost of products sold            4,545,175        (268,014)         (46,409)       4,230,752
    Research and
     development                     4,635,501        (169,998)        (241,134)       4,224,369
    Selling, general and
     administrative                  4,301,450         (74,335)        (361,776)       3,865,339
         Total operating
          costs and
          expenses                  13,482,126        (512,347)        (649,319)      12,320,460
Income from operations               2,193,399         512,347          649,319        3,355,065
Interest and other income,
 net                                   244,055               -                -          244,055
Pre-tax income                       2,437,454         512,347          649,319        3,599,120
Income tax expense                     649,820         158,483          200,852        1,009,155
Net income                       $   1,787,634   $     353,864    $     448,467    $   2,589,965
Basic earnings per share         $        0.16   $        0.03    $        0.04    $        0.23
Diluted earnings per share       $        0.15   $        0.03    $        0.04    $        0.21
Weighted average common
 shares outstanding                 11,477,601      11,477,601       11,477,601       11,477,601
Diluted weighted average
 common shares outstanding          12,263,183      12,263,183       12,263,183       12,263,183

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for equity compensation expense and an acceleration of depreciation charge. The Company has excluded the impact of equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which became effective for the Company July 1, 2005 and the impact of the acceleration of depreciation charge related to the Company's move to a new facility expected in June 2006. For the period ending March 31, 2006 equity compensation has been and will continue to be included in the Company's consolidated results of operations. The acceleration of depreciation charge began in May 2005 and will be complete by June 2006. Both of these non-GAAP measures are non-cash charges and will have no impact on the cash flows of the Company.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner consistent with the presentation prior to the adoption of FAS 123(R) and the acceleration of depreciation charge related to the transition to the new facility. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                 Non-GAAP Financial Measures and Reconciliations

    We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

                             KENSEY NASH CORPORATION
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
              ADJUSTED INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                       Non-GAAP Adjustments
                                 ---------------------------------------------------------------
                                                  Acceleration
                                  As Reported         of                             Pro forma
                                  Nine Months     Depreciation       Equity         Nine Months
                                     Ended        and Moving       Compensation        Ended
                                   March 31,         Costs           Expense         March 31,
                                     2006            2006             2006             2006
                                 -------------   -------------    -------------    -------------
Revenues:
    Net sales                    $  25,424,448   $           -    $           -    $  25,424,448
    Research and
     development                             -               -                -                -
    Royalty income                  16,604,214               -                -       16,604,214
         Total revenues             42,028,662               -                -       42,028,662
Operating costs and
 expenses:
    Cost of products
     sold                           14,586,672      (2,220,881)        (125,882)      12,239,909
    Research and
     development                    14,499,053      (1,318,369)        (618,872)      12,561,812
    Selling, general and
     administrative                 12,445,351        (589,335)        (972,104)      10,883,912
         Total operating
          costs and
          expenses                  41,531,076      (4,128,585)      (1,716,858)      35,685,633
Income from operations                 497,586       4,128,585        1,716,858        6,343,029
Interest and other
 income, net                           863,929               -                -          863,929
Pre-tax income                       1,361,515       4,128,585        1,716,858        7,206,958
Income tax expense                     312,492       1,193,665          496,381        2,002,538
Net income                       $   1,049,023   $   2,934,920    $   1,220,477    $   5,204,420
Basic earnings per share         $        0.09   $        0.26    $        0.11    $        0.45
Diluted earnings per
 share                           $        0.09   $        0.24    $        0.10    $        0.42
Weighted average common
 shares outstanding                 11,470,282      11,470,282       11,470,282       11,470,282
Diluted weighted average
 common shares
 outstanding                        12,287,701      12,287,701       12,287,701       12,287,701

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for equity compensation expense and an acceleration of depreciation charge. The Company has excluded the impact of equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which became effective for the Company July 1, 2005 and the impact of the acceleration of depreciation charge related to the Company's move to a new facility expected in June 2006. For the period ending March 31, 2006 equity compensation has been and will continue to be included in the Company's consolidated results of operations. The acceleration of depreciation charge began in May 2005 and will be complete by June 2006. Both of these non-GAAP measures are non-cash charges and will have no impact on the cash flows of the Company.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner consistent with the presentation prior to the adoption of FAS 123(R) and the acceleration of depreciation charge related to the transition to the new facility. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                 Non-GAAP Financial Measures and Reconciliations

  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

                             KENSEY NASH CORPORATION
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
          ADJUSTED (LOSS)/INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                       Non-GAAP Adjustments
                                 ---------------------------------------------------------------
                                                  Acceleration
                                  As Reported         of                             Pro forma
                                  Three Months    Depreciation       Equity        Three Months
                                     Ended        and Moving       Compensation        Ended
                                  December 31,       Costs           Expense        December 31,
                                     2005            2005             2005             2005
                                 -------------   -------------    -------------    -------------
Revenues:
    Net sales                    $   7,962,264   $           -    $           -    $   7,962,264
    Research and
     development                             -               -                -                -
    Royalty income                   5,664,701               -                -        5,664,701
         Total revenues             13,626,965               -                -       13,626,965
Operating costs and
 expenses:
    Cost of products sold            5,247,868      (1,071,470)         (53,870)       4,122,528
    Research and
     development                     4,913,131        (597,514)        (241,597)       4,074,020
    Selling, general and
     administrative                  4,331,881        (274,128)        (351,326)       3,706,427
         Total operating
          costs and
          expenses                  14,492,880      (1,943,112)        (646,793)      11,902,975
(Loss)/income from
 operations                           (865,915)      1,943,112          646,793        1,723,990
Interest and other
 income, net                           310,055               -                -          310,055
Pre-tax (loss)/income                 (555,860)      1,943,112          646,793        2,034,045
Income tax
 (benefit)/expense                           -         464,258          154,535          618,793
Net (loss)/income                $    (555,860)  $   1,478,854    $     492,258    $   1,415,252
Basic (loss)/
 earnings per share              $       (0.05)  $        0.13    $        0.04    $        0.12
Diluted (loss)/earnings
 per share                       $       (0.05)  $        0.12    $        0.04    $        0.12
Weighted average common
 shares outstanding                 11,476,546      11,476,546       11,476,546       11,476,546
Diluted weighted average
 common shares
 outstanding                        11,476,546      12,245,612       12,245,612       12,245,612

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for equity compensation expense and an acceleration of depreciation charge. The Company has excluded the impact of equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which became effective for the Company July 1, 2005 and the impact of the acceleration of depreciation charge related to the Company's move to a new facility expected in June 2006. For the period ending December 31, 2005 equity compensation has been and will continue to be included in the Company's consolidated results of operations. The acceleration of depreciation charge began in May 2005 and will be complete by June 2006. Both of these non-GAAP measures are non-cash charges and will have no impact on the cash flows of the Company.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner consistent with the presentation prior to the adoption of FAS 123(R) and the acceleration of depreciation charge related to the transition to the new facility. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SOURCE  Kensey Nash Corporation
    -0-                             04/24/2006
    /CONTACT: Joseph W. Kaufmann, President and Chief Executive Officer of Kensey Nash Corporation, +1-484-713-2100/
    /Web site:  http://www.kenseynash.com /
    (KNSY VITA)